FROM OF UNDERWRITING
AGREEMENT
GE COMMERCIAL EQUIPMENT FINANCING LLC, SERIES 2005-1
Asset Backed Notes
UNDERWRITING AGREEMENT
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    Acting on behalf of itself and as the Representative
    of the several Underwriters named in Schedule I hereto (in either such capacity sometimes herein the “Representative”)
Ladies and Gentlemen:
     Section 1. Introductory. GE Equipment Midticket LLC, Series [                    ] (the “Company”), CEF Equipment Holding, L.L.C. (“CEFEH” or the “Seller”), General Electric Capital Corporation (“GECC”) and General Electric Credit Corporation of Tennessee (“GECC Tennessee” and together with GECC, the “Originators”) propose to cause the sale of the GE Equipment Midticket LLC, Series [                    ] Asset Backed Notes, consisting of the Class A Notes (the “Class A Notes”), the Class B Notes (the “Class B Notes”) and the Class C Notes (the “Class C Notes” and together with the Class A Notes and the Class B Notes, the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of [                                        ] (the “Indenture”), between the Company, and [                                        ], as indenture trustee (the “Indenture Trustee”). The Notes will be issued in an aggregate initial principal amount of [                      ]. The Notes are being purchased by the entities specified in Schedule I hereto (each an “Underwriter,” and together the “Underwriters”).
     The Notes will be secured by the Collateral, including without limitation, a pool of equipment loans and finance leases secured by transportation equipment, industrial equipment, construction equipment, furniture and fixtures, maritime assets, technology and telecommunications equipment or other equipment (including medical and dental equipment and IT equipment) and the related security interests in the equipment financed thereby (collectively, the “Loans”) and certain rights under the Interest Rate Swap Agreements, each to be dated [                                        ] (the “Interest Rate Swap Agreements”), between the Company and General Electric Capital Services, Inc. (“GECS” or the “Swap Counterparty”). Pursuant to a Loan Sale Agreement, dated as of [                                        ] (the “Loan Sale Agreement”), among CEFEH, GECC and GECC Tennessee, GECC and GECC Tennessee will sell the Loans to CEFEH. Pursuant to a Loan Purchase and Sale Agreement, dated as of [                                        ] (the “Loan Purchase and Sale Agreement”) between CEFEH and the Company, CEFEH will sell, transfer and convey to the Company, without recourse, all of its right, title and interest in the Loans. Pursuant to the Servicing Agreement, to be dated as of [                                        ] (the “Servicing Agreement”) between GECC, as servicer and the Company, GECC will service the Loans.

     Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture.
     The Class A Notes shall bear interest at [                    ]% per annum, the Class B Notes shall bear interest at the then applicable One-Month LIBOR plus [                    ]% per annum and the Class C Notes shall bear interest at the then applicable One-Month LIBOR plus [                    ]% per annum.
     Section 2. Representations, Warranties and Covenants of the Seller and GECC.
     (a) The Seller represents and warrants to the Underwriters, as of the date hereof, that:
(i) The registration statement on Form S-3 (No. [                                        ] ), including a prospectus and any supplements or amendments thereto, has been filed with the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act of 1933, as amended (the “Act”), of the Notes, which registration statement has been declared effective by the Commission. Such prospectus (the “Base Prospectus”), as such prospectus is supplemented by a final prospectus supplement relating to the Notes that discloses the public offering price and other final terms of the Notes and otherwise satisfies the requirements of Section 10(a) of the Act, each in the form filed pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of such final prospectus supplement (such final prospectus supplement dated [                    ], including such incorporated documents, in the form first filed after the date hereof pursuant to Rule 424(b) is hereinafter called the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus” (except where the context requires otherwise). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act. “Registration Statement” without reference to a time means the Registration Statement at the time it became effective. “Registration Statement” as of any time means the registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A under the Act shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430 A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the

Commission pursuant to Rule 424(b) under the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Notes, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act. “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Terms Agreement.1 “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.2 “Applicable Time” means [[• ]]:00 [[a.m.]][[p.m.]] (Eastern time) on the date of the Terms Agreement.
     (ii) The Registration Statement, at the time it became effective, and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date hereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”); on the date hereof and on the Closing Date, the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the Rules and Regulations; such Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; such Preliminary Prospectus, as of its date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that no representation or warranty is made as to (i) information omitted from the Preliminary Prospectus but included in the Prospectus or (ii) information contained in or omitted from such Preliminary Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Seller by or on behalf of the Underwriters specifically for use in the preparation thereof; such Prospectus, on the date of any filing pursuant to Rule 424(b) and on each Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Seller by the Representative or any Underwriter specifically for use in the preparation thereof.
     (iii) (A) At the time of the filing of the Registration Statement and (B) at the date hereof the Seller was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, including (x) the Seller or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Seller

[1]	Electronic road shows are not included in this definition.

[2]	Electronic road shows are included in this definition.

in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act, all as described in Rule 405.
     (iv) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, each Statutory Prospectus, the information concerning the characteristics of the Mortgage Loans furnished by the Seller to the Underwriters in writing or by electronic transmission all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact of omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Seller by the Representative or any Underwriter specifically for use in the preparation thereof.
     (v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Seller notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Seller has promptly notified or will promptly notify the Representative and (ii) the Seller has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Seller by the Representative or any Underwriter specifically for use in the preparation thereof.
     (vi) The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of its state of formation, and the Company is a limited liability company, duly formed, validly existing and in good standing under the laws of its state of formation, and each of the Seller and the Company has all power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in the Prospectus.
     (vii) Each of the Company and the Seller has, and will have, the requisite power to execute and deliver the Related Documents and this Underwriting Agreement to which it is a party, and any other agreement or document executed by either of them in connection with the issuance and sale of the Notes and this Underwriting Agreement and to perform their respective obligations hereunder and thereunder.
     (viii) Each of the Related Documents and this Underwriting Agreement to which it is a party has been, or will be, duly and validly authorized, executed and delivered by each of the Company and the Seller, and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Related Documents and this Underwriting Agreement constitutes, or will constitute on the Closing Date, the valid, legal and binding obligation of each of the Company and the Seller, enforceable against each of the Company and the Seller in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (B) the application of equitable principles in any proceeding, whether at law or in equity or (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.
     (ix) When the Notes are duly and validly executed, issued and delivered in accordance with the Related Documents, and sold to the Underwriters as provided herein, will each be validly issued and outstanding and entitled to the benefits of the Indenture.
     (x) Neither the execution and delivery by the Company or the Seller of any Related Document or this Underwriting Agreement to which it is a party nor the consummation by the Company or the Seller of the transactions contemplated herein or therein, nor the issuance of the Notes by the Company or the public offering thereof as contemplated in the Prospectus and the Prospectus Supplement, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, encumbrance, adverse claim or other security interest of any other person (collectively, “Liens”) upon any of the property or assets of the Company or the Seller (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which the Company or the Seller is party or by which either of them is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of formation or limited liability company agreement of the Company or the certificate of formation or limited liability company agreement of the Seller.
     (xi) Other than as set forth in or contemplated by the Prospectus, there are no legal or governmental proceedings pending to which the Seller or the Company is a party or of which any property or assets of the Seller or the Company are the subject of which, if determined adversely to the Seller or the Company, as applicable, would individually or in the aggregate have a material adverse effect on the business, the financial position, the business prospects, the operations of the Seller or the Company, as applicable, or on the performance by the Seller or the Company, as applicable, of its obligations hereunder or under the Related Documents to which it is a party; and, to the best knowledge of the

Seller and the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (xii) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by the Company or the Seller of any Related Document or this Underwriting Agreement to which it is a party or the performance by the Company or the Seller under any Related Document or this Underwriting Agreement to which it is a party or (ii) the offer, sale or delivery of the Notes, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date, or will not materially adversely affect the ability of the Company or the Seller to perform its obligations under any Related Document or this Underwriting Agreement.
     (xiii) Each of the Company and the Seller possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and Prospectus Supplement, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Notes or the financial condition of the Company or the Seller, and neither the Company nor the Seller has received, nor will have received as of the Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition
     (xiv) Each of the representations and warranties of the Seller and the Company set forth in each Related Document is true and correct in all material respects.
     (xv) Neither the Seller nor the Company is now, and following the issuance of the Notes, neither the Seller nor the Company will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (xvi) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.
          (b) GECC represents and warrants to the Underwriters, as of the date hereof, that:
     (i) GECC is a corporation, duly organized and validly existing under the laws of its state of formation and GECC Tennessee is a corporation, duly formed, validly existing and in good standing under the laws of its state of formation, and each of GECC and GECC Tennessee has all power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in the Prospectus
     (ii) Each of GECC and GECC Tennessee has, and will have, the requisite power to execute and deliver the Related Documents and this Underwriting Agreement to which it is a party, and any other agreement or document executed by it in connection with the issuance and sale of the Notes and this Underwriting Agreement and to perform its obligations hereunder and thereunder.
     (iii) Each of the Related Documents and this Underwriting Agreement to which it is a party has been, or will be, duly and validly authorized, executed and delivered by GECC and GECC Tennessee, as applicable, and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Related Documents and this Underwriting Agreement constitutes, or will constitute on the Closing Date, the valid, legal and binding obligation of each of GECC and GECC Tennessee, enforceable against GECC and GECC Tennessee, as applicable, in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (B) the application of equitable principles in any proceeding, whether at law or in equity or (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.
     (iv) Neither the execution and delivery by GECC or GECC Tennessee of any Related Document or this Underwriting Agreement to which it is a party nor the consummation by GECC or GECC Tennessee of the transactions contemplated herein or therein, nor the public offering thereof as contemplated in the Prospectus and the Prospectus Supplement, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any Liens upon any of the property or assets of GECC or GECC Tennessee (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which GECC or GECC Tennessee is party or by which either of them is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree or the articles on incorporation or the by-laws of GECC or GECC Tennessee.
     (v) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by GECC or GECC Tennessee of any Related Document or this Underwriting Agreement to which it is a party or the performance by GECC or GECC Tennessee under any Related Document or this Underwriting Agreement to which it is a party or (ii) the offer, sale or delivery of the Notes, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date, or will not materially adversely affect the ability of GECC or GECC Tennessee to perform its obligations under any Related Document or this Underwriting Agreement.
     (vi) Each of GECC and GECC Tennessee possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and Prospectus Supplement, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Notes or the financial condition of GECC or GECC Tennessee, and neither GECC not GECC Tennessee has received, nor will have received as of the Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition
     (vii) Each of the representations and warranties of GECC and GECC Tennessee set forth in each Related Document to which it is a party is true and correct in all material respects.
     Section 3. Purchase, Sale and Delivery of Notes. (a) On the basis of the representations, warranties and agreements contained in this Underwriting Agreement, but subject to the terms and conditions set forth in this Underwriting Agreement, the Seller agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Seller, the respective original principal amounts of the Notes set forth in Schedule I hereto opposite the name of such Underwriter, plus any additional original principal amount of Notes which such Underwriter may be obligated to purchase pursuant to Section 10 hereof, at the purchase price therefor set forth in Schedule I hereto.
     (b) Against payment of the purchase price specified in Schedule I hereto in same day funds drawn to the order of the Seller (or paid by such other manner as may be agreed upon by the Seller and the Representative), the Seller will deliver the Notes to the Underwriters at the offices of Mayer, Brown Rowe & Maw LLP, 1675 Broadway, New York, New York 10019 on [                                        ], or at such other place and time as the Representative and the Seller shall agree upon, each such time being herein referred to as a “Closing Date.” The Notes will initially be maintained through the facilities of The Depository Trust Company, as indicated in the Prospectus Supplement.
     Section 4. Public Offering of Notes. It is understood by the parties hereto that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.
     Section 5. Covenants of the Seller. The Seller covenants and agrees with each Underwriter:
     (a) The Seller shall prepare a Prospectus Supplement setting forth the amount of Notes and the terms thereof not otherwise specified in the Base Prospectus, the price at which the Notes are to be purchased by the Underwriters from the Seller, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Representative and the Seller deem appropriate in connection with the offering of the Notes; provided, however, that each of the Company and the Seller shall make no amendment or supplement to the Registration Statement affecting or relating to any material extent to the Notes, and shall make no amendment or supplement to the Statutory Prospectus relating to the Notes without furnishing the Representative with a copy of the proposed form thereof and providing the Representative with a reasonable opportunity to review the same, and shall not file with the Commission any such amendment or supplement to which the Representative shall reasonably object; and, provided further, that each of the Company and the Seller shall advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Statutory Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, or the Statutory Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of the Statutory Prospectus relating to the Notes or suspending any such qualification, promptly shall use its best efforts to obtain its withdrawal.
     (b) The Seller shall endeavor to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and to maintain such qualification in effect so long as required for the initial sale of the Notes; provided, however, that the Seller shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.
     (c) The Seller shall furnish the Underwriters copies of each Statutory Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request; and, if the delivery of a Statutory Prospectus shall be at the time required by law in connection with sales of the Notes and either (i) any event shall have occurred as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Statutory Prospectus, to notify the Representative and to prepare and furnish to the Representative as the Representative may from time to time reasonably request an amendment or a supplement to the Statutory Prospectus which will correct such statement or omission or effect such compliance, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Seller will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided that the Seller shall not effect any such amendment without the consent of the Representative.
     (d) The Seller shall file or cause to be filed with the Commission, on a timely and complete basis, all reports required to be filed with respect to the Notes pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.
     (e) So long as any of the Notes are outstanding, the Seller shall furnish each Underwriter copies of all reports or other communications (financial or other) furnished to holders of such Notes, and deliver to the Underwriters during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Seller as such Underwriter may from time to time reasonably request.

     (f) The Seller shall pay all expenses (other than fees of counsel for the Underwriters, except as provided below) incident to the performance of the obligations under this Underwriting Agreement, including:
     (i) the word processing, printing and filing of the Registration Statement as originally filed and of each amendment thereto;
     (ii) the reproduction of this Underwriting Agreement and each Related Document;
     (iii) the preparation, printing, issuance and delivery of the Notes to the Underwriters;
     (iv) the fees and disbursements of counsel and accountants for GECC, GECC Tennessee and/or the Seller;
     (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(b) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, if any;
     (vi) if requested by the Representative, the determination of the eligibility of the Notes for investment and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a legal investment memorandum;
     (vii) the printing and delivery to the Underwriters of copies of the Preliminary Prospectuses, the Prospectus and Prospectus Supplement any Issuer Free Writing Prospectuses and any amendments or supplements thereto;
     (viii) the fees of the rating agencies rating the Notes; and
     (ix) the fees and expenses of the Indenture Trustee and its counsel.
     If the sale of the Notes is not consummated by reason of any failure, refusal or inability on the part of GECC, GECC Tennessee or the Seller to perform any agreement on its part to be performed or because any condition of the Underwriters’ obligations hereunder required to be fulfilled shall not have been fulfilled (other than as a result of any breach or default by the Underwriters), the Seller shall be obligated to reimburse the Underwriters for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     (g) So long as the Notes are outstanding, or until such time as each Underwriter shall cease to maintain a secondary market in such Notes, whichever occurs first, the Seller shall deliver to each Underwriter all statements and reports furnished to the Indenture Trustee pursuant the Related Documents, as soon as such statements and reports are furnished to the Indenture Trustee.

     (h) The Seller represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, required to be filed with the Commission.
     (i) The Seller will prepare the Preliminary Prospectus relating to the Notes in a form consented to by the Representative, and will file such Preliminary Prospectus within the period required by Rule 424(b). Such Preliminary Prospectus is a Statutory Prospectus for purposes of this Agreement.
     (j) [[The Seller will prepare a final term sheet relating to the Notes, containing only information that describes the final terms of the Notes and otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Notes. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.]]
     (k) All written and graphic communications relating to the Notes used prior to the availability of the Prospectus will comply with the requirements of Rule 433, including the inclusion of the legend required by Rule 433(c)(2).
     (l) The Seller will authorize printing of the Prospectus or the creation of the final electronic version thereof no later than 48 hours before the Closing Date. If an electronic version is used, the Seller and the Representative will agree on the procedures to be used to authenticate the final electronic version.
     (m) The Seller will (i) prepare and file all operative documents with respect to the Notes that are required to be filed under Regulation AB, including those relating to any credit enhancement and derivatives, on a Form 8-K no later than 15 days after the related Closing Date, (ii) prepare and file the report required by Item 6.05 of Form 8-K within four business dates after the Closing Date if any material pool characteristic in the final pool at the Closing Date varies by more than 5% from the description in the Prospectus, (iii) comply with required Form 8-K reporting requirements with respect to any prefunding account and (iv) if static pool information required with respect to the Notes is delivered via website, comply with Regulation AB in all respects, including the requirement to maintain the information and keep records for five years. The [[Seller]] will be responsible for calculating the significance percentage of any derivative contract with respect to the Notes.
     Section 6. Conditions Precedent to the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Notes is subject to the accuracy of the representations and warranties on the part of GECC and the Seller herein and in the Related Documents to which they are parties as of the Closing Date, to the accuracy of the statements of officers or managers of GECC, GECC Tennessee and the Seller made pursuant to the provisions hereof, to the performance by each of GECC, GECC Tennessee and the Seller of its obligations hereunder and to the following additional conditions precedent:

     (a) The Registration Statement shall have become effective not later than 4:00 p.m., New York time, on the day following the date of this Underwriting Agreement or such later date as shall have been consented to by the Representative; and prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of GECC or the Seller, shall be contemplated by the Commission.
     (b) Each of GECC, GECC Tennessee and the Seller shall have delivered on or before the Closing Date to the Representative a certificate, dated as of such Closing Date, signed by the president, senior vice president, vice president, manager, or other officer or authorized person of GECC, GECC Tennessee or the Seller, as applicable, to the effect that the signer and/or persons for whom the signer has management authority of such certificate has carefully examined the Registration Statement, the Prospectus, each Related Document and this Underwriting Agreement and that:
     (i) to the best of such person’s knowledge, the representations and warranties of GECC, GECC Tennessee and/or the Seller, as the case may be, in this Underwriting Agreement and in each Related Document to which it is a party are true and correct in all material respects at and as of such Closing Date with the same effect as if made on such Closing Date;
     (ii) each of GECC, GECC Tennessee and the Seller, as the case may be, has complied with all the Related Documents to which it is a party and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;
     (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to GECC’s or the Seller’s knowledge, threatened as of such Closing Date; and
     (iv) nothing has come to such person’s attention that would lead such person to believe that the Registration Statement or the Prospectus, each as amended and supplemented as of such Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Since the respective dates as of which information is given in the Statutory Prospectus, there shall not have occurred any material adverse change or any development involving a prospective material adverse change in or affecting particularly the business or assets of the Company, the Seller, or any material adverse change in the financial position or results or operations of the Company, the Seller, GECC or GECC Tennessee otherwise than as set forth or contemplated in the Statutory Prospectus as of the date hereof, which in the Representative’s reasonable judgment materially impairs the investment quality of the Notes so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus and Prospectus Supplement.
     (d) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for GECC, GECC Tennessee, GECS and the Seller, an opinion, dated the

Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, relating to certain corporate, securities law and security interests matters.
     (e) [Reserved].
     (f) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for GECC, GECC Tennessee and the Seller, an opinion, dated the Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, relating to certain insolvency and bankruptcy matters and federal income tax matters.
     (g) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for the Indenture Trustee (or its agent, as applicable), an opinion, dated the Closing Date, addressed to the Underwriters, GECC and the Seller and satisfactory in form and substance to the Representative and to counsel to the Underwriters.
     (h) Counsel to GECC and the Seller shall have furnished to the Representative any opinions supplied to the rating agencies relating to certain matters with respect to the Notes, which opinions shall also be addressed to the Underwriters.
     (i) The Representative shall have received a letter, dated the Closing Date and addressed to the Underwriters, from certified public accountants (who shall be satisfactory to the Representative), substantially in the form approved by the Representative and counsel to the Underwriters.
     (j) All documents incident to the Related Documents and this Underwriting Agreement shall be reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters; and GECC, GECC Tennessee and/or the Seller shall furnish the Representative and counsel to the Underwriters with such other opinions, certificates, letters and documents as the Representative or counsel to the Underwriters shall reasonably request.
     (k) The Class A-1 Notes shall have been rated no less than “P1” by Moody’s Investors Services, Inc. (“Moody’s”), “A-1+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “F-1+” by Fitch, Inc. (“Fitch”), each of the Class A-2 Notes, the Class A-3a Notes, the Class A-3b Notes and the Class A-4 Notes shall have each been rated no less than “Aaa” by Moody’s and “AAA” by S&P and Fitch, the Class B Notes shall have been rated no less than “A2” by Moody’s and “A” by S&P and Fitch and the Class C Notes shall have been rated investment grade by at least two nationally recognized rating agencies, such ratings shall not have been rescinded, and no public announcement shall have been made by the respective rating agencies that the rating of the Notes have been placed under review.
     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Representative by notice to the Seller at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.

     Section 7. Indemnification and Contribution. (a) The Seller and GECC, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls the Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the Notes as it became effective or in any amendment or supplement thereof, or in any Statutory Prospectus, or in any amendment thereof, or in any Issuer Free Writing Prospectus are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse each Underwriter for any legal or other expenses (except where the Underwriter is required to bear such expenses pursuant to Section 7(c)) reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; which expenses the indemnifying party shall pay as and when incurred, at the request of such Underwriter, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses; provided, however, that (i) none of the Seller or GECC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made under the second and fourth paragraphs under “Underwriting” in the Prospectus Supplement in reliance upon and in conformity with written information furnished to the Seller or GECC by any Underwriter expressly for use therein (the “Underwriter Information”) This indemnity agreement will be in addition to any liability which the Seller or GECC may otherwise have.
     (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Seller, GECC, each of their respective directors and officers who signed the Registration Statement relating to the Notes, and each person who controls the Seller or GECC within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Seller and GECC to the Underwriter, but only in the Underwriter Information. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7(a) or (b), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability unless such indemnified party is materially harmed by such failure and shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses and to otherwise participate in the defense of such action in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus local counsel) for the indemnified parties, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Seller and GECC on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller and GECC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Seller and GECC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller and GECC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or GECC on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate underwriting discounts actually paid to such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The Seller, GECC and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(c); which expenses the indemnifying party shall pay and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.
     Notwithstanding anything to the contrary in Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of Section 7(d), each person who controls the Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each person who controls the Seller or GECC within the meaning of either the Act or the Exchange Act, each officer of the Seller or GECC who shall have signed the Registration Statement and each director of the Seller or GECC shall have the same rights to contribution as the Seller or GECC, as applicable, subject in each case to the immediately preceding sentence of this paragraph.
     Section 8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Seller prior to delivery of and payment for the Notes, if prior to such time there shall gave occurred (i) any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes on the terms and in the manner contemplated by the Prospectus and the Prospectus Supplement, as amended or supplemented, (ii) the suspension of trading generally by either the American Stock Exchange or the New York Stock Exchange, or the establishment of minimum or maximum prices or ranges of prices, by either of such exchanges or by order of the Commission or any other governmental authority, or any general banking moratorium declared by federal or New York authorities, or (iii) a disruption in securities settlement, payment or clearance services in the United States.
     Section 9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each of GECC, the Seller or their respective officers or managers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, GECC, the Seller or any of their respective representatives, officers, managers or directors of any controlling person, and will survive delivery of and payment for the Notes. Notwithstanding anything to the contrary herein, the provisions of Section 7 hereof shall survive the termination or cancellation of this Underwriting Agreement.
     Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Notes which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Notes”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
     (a) if the principal amount of Defaulted Notes does not exceed 10% of the principal amount of the Notes to be purchased pursuant to this Underwriting Agreement, each of the non-defaulting Underwriters named in this Underwriting Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the principal amount of Defaulted Notes exceeds 10% of the principal amount of the Notes to be purchased pursuant to this Underwriting Agreement, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representative or the Seller shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus Supplement or in any other documents or arrangements.
     Section 11. Notices. All communications hereunder will be in writing and:
     (i) if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative at:

[                                                            ]
     (ii) if sent to the Seller, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:
CEF Equipment Holding, LLC
44 Old Ridgebury Road
Danbury, Connecticut 06810
Attention: Capital Markets Operations
Telephone: (203) 796-5518
Facsimile: (203) 796-5554;
with a copy to:
Mayer, Brown Rowe & Maw LLP
1675 Broadway
New York, NY 10019
Attention: Paul Jorissen
Telephone: (212) 506-2555
Facsimile: (212) 849-5555;
     (iii) if sent to GECC, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:
General Electric Capital Corporation
44 Old Ridgebury Road
Danbury, Connecticut 06810
Attention: General Counsel
Telephone: (203) 796-1000
Facsimile: (203) 796-1313;
or to such other address as GECC, the Seller or the Representative may designate in writing to the other parties hereto.
     Section 12. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the Underwriters, GECC and the Seller and their respective successors and the officers, managers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligations hereunder.
     Section 13. Governing Law. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE

BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERWRITING AGREEMENT AND ANY TERMS AGREEMENT, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OF PROCEEDING.
     Section 14. Nonpetition Covenant. Notwithstanding any prior termination of this Underwriting Agreement, the Underwriters, prior to the date which is one year and one day after the payment in full of all Notes issued by the Company, shall not acquiesce, petition or otherwise invoke or cause the Seller or the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Company under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller or the Company.
     Section 15. Counterparts. This Underwriting Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

FORM OF UNDERWRITING
AGREEMENT
     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement among the Underwriters, the Seller and GECC.

Very truly yours,

CEF EQUIPMENT HOLDING, L.L.C.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:
Accepted and agreed in New York, New York,
as of the date hereof:
[                                                            ]

By:
Name:
Title:
Acting on behalf of itself and, if applicable,
as the Representative of the Underwriters.

Schedule I

			Approximate	Approximate	Approximate
	Initial	Purchase	Amount	Amount	Amount
	Principal	Price	Purchased by	Purchased by	Purchased by
Class	Amount	Percentage	[______________]	[___________]	[_____________]
Class A	[ ]	[_________]	[_________]	[_________]	[_________]
Class B	[_________]	[_________]	[_________]	[_________]	[_________]
Class C	[_________]	[_________]	[_________]	[_________]	[_________]
Total	[_________]	[_________]	[_________]	[_________]	[_________]
Total Purchase Price: $ [_________]